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                                                                EXHIBIT 10.8 (k)

                            ELEVENTH AMENDMENT TO THE
                            STERLING CHEMICALS, INC.
                              AMENDED AND RESTATED
                        SALARIED EMPLOYEES' PENSION PLAN

                              W I T N E S S E T H:

         WHEREAS, Sterling Chemicals, Inc. (the "Employer") presently maintains the Sterling Chemicals, Inc. Amended and Restated Salaried Employees' Pension Plan (the "Plan"); and

         WHEREAS, the Employer, pursuant to Section 15.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

         NOW, THEREFORE, the Plan is hereby amended in the following manner:

         1. Change in Plan Year. Effective January 1, 2004, Section 1.5 of the Plan is hereby amended in its entirety to read as follows:

                  1.5 Plan Year. The Plan is administered on the basis of a plan year (the "Plan Year"), which means the Plan's accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

         2. Reclassification of Individuals As Employees. Effective as of the date of adoption of this amendment, Section 2.1(f) is hereby added to read as follows:

                  (f) Notwithstanding anything to the contrary, an individual who is not characterized or treated by the Employer as a common law employee of the Employer shall not be eligible to participate in the Plan. In the event such an individual is reclassified or deemed to be reclassified as a common law employee of the Employer who meets the definition of an Eligible Employee, the individual shall be eligible to participate in the Plan as of the actual date of such reclassification (to the extent such individual otherwise qualifies as an eligible employee hereunder). If the effective date of any such reclassification is prior to the actual date of such reclassification, in no event shall the reclassified individual be eligible to participate in the Plan retroactively to the effective date of such reclassification.

         3. Minimum Distribution Requirements. Effective for distributions made after December 31, 2002, Section 9.8(c) of the Plan is hereby added to read as follows:

                  (c) The provisions of this Section 9.8(c) will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. All distributions required under this Section 9.8(c) will be

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         determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code. Notwithstanding the other provisions of this Section 9.8(c), other than the prior sentence, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

                           (1)      Time and Manner of Distribution.

                                    (i)      Required Beginning Date. The
                           Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

                                    (ii)     Death of Participant Before
                           Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                                             (A)      If the Participant's
                                    surviving spouse is the Participant's sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                                             (B)      If the Participant's
                                    surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                                             (C)      If there is no designated
                                    beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                                             (D)      If the Participant's
                                    surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 9.8(c)(1)(ii), other than
                                    Section 9.8(c)(1)(ii)(A), will apply as if the surviving spouse were the Participant.

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                                    For purposes of this Section 9.8(c)(1)(ii)
                           and Section 9.8(c)(3), unless Section
                           9.8(c)(1)(ii)(D) applies, distributions are considered to begin on the Participant's required beginning date. If Section 9.8(c)(1)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 9.8(c)(1)(ii)(A). If annuity payments irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 9.8(c)(1)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

                                    (iii)    Forms of Distribution. Unless the
                           Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 9.8(c)(2), 9.8(c)(3) and 9.8(c)(4). If the
                           Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations. Any part of the Participant's interest which is in the form of an individual account described in section 414(k) of the Code will be distributed in a manner satisfying the requirements of section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

                           (2) Determination of Amount to be Distributed Each Year.

                                    (i)      General Annuity Requirements. If
                           the Participant's interest is paid in the form of annuity distributions under the plan, payments under the annuity will satisfy the following requirements:

                                             (A)      the annuity distributions
                                    will be paid in periodic payments made at intervals not longer than one year;

                                             (B)      the distribution period
                                    will be over a life (or lives) or over a period certain not longer than the period described in Section 9.8(c)(3) or 9.8(c)(4);

                                             (C)      once payments have begun
                                    over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

                                             (D)      payments will either be
                                    nonincreasing or

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                                    increase only as follows:

                                                      (1)      by an annual
                                             percentage increase that does not
                                             exceed the annual percentage
                                             increase in a cost-of-living index
                                             that is based on prices of all
                                             items and issued by the Bureau of
                                             Labor Statistics;

                                                      (2)      to the extent of
                                             the reduction in the amount of the
                                             Participant's payments to provide
                                             for a survivor benefit upon death,
                                             but only if the beneficiary whose
                                             life was being used to determine
                                             the distribution period described
                                             in Section 9.8(c)(3) dies or is no
                                             longer the Participant's
                                             beneficiary pursuant to a qualified
                                             domestic relations order within the
                                             meaning of section 414(p);

                                                      (3)      to provide cash
                                             refunds of employee contributions
                                             upon the Participant's death; or

                                                      (4)      to pay increased
                                             benefits that result from a plan
                                             amendment.

                                    (ii)     Amount Required to be Distributed
                           by Required Beginning Date. The amount that must be distributed on or before the Participant's required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 9.8(c)(1)(ii)(A) or
                           (B)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant's benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant's required beginning date.

                                    (iii)    Additional Accruals After First
                           Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

                           (3) Required For Annuity Distributions That Commence During Participant's Lifetime.

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                                    (i)      Joint Life Annuities Where the
                           Beneficiary Is Not the Participant's Spouse. If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant's required beginning date to the designated beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of section 1.401(a)(9)-6T of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

                                    (ii)     Period Certain Annuities. Unless
                           the Participant's spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant's lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant's birthday in the year that contains the annuity starting date. If the Participant's spouse is the Participant's sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant's applicable distribution period, as determined under this Section 9.8(c)(3)(ii), or the joint life and last survivor expectancy of the Participant and the Participant's spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the calendar year that contains the annuity starting date.

                           (4) Required For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

                                    (i)      Participant Survived by Designated
                           Beneficiary. If the Participant dies before the date distribution of his or her

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                           interest begins and there is a designated
                           beneficiary, the Participant's entire interest will be distributed, beginning no later than the time described in Section 9.8(c)(1)(ii)(A) or (B), over the life of the designated beneficiary or over a period certain not exceeding:

                                             (A)      unless the annuity
                                    starting date is before the first
                                    distribution calendar year, the life
                                    expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year immediately following the calendar year of the Participant's death; or

                                             (B)      if the annuity starting
                                    date is before the first distribution
                                    calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year that contains the annuity starting date.

                                    (ii)     No Designated Beneficiary. If the
                           Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                                    (ii)     Death of Surviving Spouse Before
                           Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse, this Section 9.8(c)(4) will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 9.8(c)(1)(ii)(A).

                           (5)      Definitions.

                                    (i)      Designated Beneficiary. The
                           individual who is designated as the beneficiary under
                           Section 9.10 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

                                    (ii)     Distribution Calendar Year. A
                           calendar year for which a minimum distribution is required. For distributions

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                           beginning before the Participant's death, the first
                           distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9.8(c)(1)(ii).

                                    (iii)    Life Expectancy. Life expectancy as
                           computed by use of the Single Life Table in section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

                                    (iv)     Required Beginning Date. The date
                           specified in Section 9.8(b) of the Plan.

         4. Claims Procedures. Effective January 1, 2003, Section 12.10 and Section 12.11 of the Plan are hereby added to read as follows:

                  12.10 Claims Procedure. Claims for benefits under the Plan may be filed with the Plan Committee on forms supplied by the Employers. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed, unless the Plan Committee determines that special circumstances require an extension of time for processing the claim. If the Plan Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior the termination of the 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

                  In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan on which the determination is based will be cited and a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary, will be included. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

                  12.11 Claims Review Procedure. Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Plan Committee pursuant to Section 12.10 shall be entitled to request the Plan Committee to give further consideration to his claim by filing with the Plan Committee (on a form which may be obtained from the Plan Committee) a request for review. Any such review will take into account all comments,

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         documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Plan Committee no later than 60 days after receipt of the written notification provided for in Section 12.10. The claimant or his representative shall have an opportunity to have reasonable access, free of charge, to review and have copies of all documents, records, and other information in the possession of the Plan Committee which are relevant (as defined in 29 CFR Section 2560.503-1(m)(8)) to the claim at issue and its disallowance.

                  A final decision as to the allowance of the claim shall be made by the Plan Committee within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided, however, that the delay and the special circumstances occasioning it are communicated to the claimant within the 60-day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include (i) specific reasons for the decision; (ii) specific references to the pertinent Plan provisions on which the decision is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information "relevant" (as defined in 29 CFR Section 2560.503-1(m)(8)) to the claimant's claim for benefits; and (iv) a statement describing any voluntary appeal procedures offered by the Plan, if applicable, and a statement of the claimant's right to bring an action under section 502(a) of ERISA.

         IN WITNESS WHEREOF, the Employer has executed this Eleventh Amendment to the Sterling Chemicals, Inc. Amended and Restated Salaried Employees' Pension Plan on the _____ day of December, 2003.

                                    STERLING CHEMICALS, INC.

                                    By:    ___________________________________

                                    Name:  ___________________________________

                                    Title: ___________________________________

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